Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (hereinafter called this “First Amendment”) made and entered into effective as of the 1st day of September, 2013 (the “Amendment Date”), by and between MSM REALTY CO., LLC, Tenant-In-Common, a New York limited liability company, owning a 46.77% interest; DAVRICK,  LLC, Tenant-In-Common, a New York limited liability company, owning a 34.77% interest; and SHOLOM BLAU CO., LLC, Tenant-In-Common, a New York limited liability company, owning an 18.46% interest; all having an address c/o Marcus Property Management Corp., with offices at 155 Schmitt Boulevard, Farmingdale, New York 11735, collectively, as landlord (“Landlord”) and ICON CENTRAL LABORATORIES, INC. a Delaware corporation, formerly known as ICON LABORATORIES, INC. (by the filing of a Certificate of Amendment with the Delaware Secretary of State dated October 3, 2006), with offices at 123 Smith Street, Farmingdale, New York 11735, as tenant (“Tenant”).  (Landlord and Tenant are sometimes collectively referred to as the “parties” or individually as a “party.”)

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Agreement of Lease dated November 29, 2002 (the “Lease”); and

WHEREAS, the Lease is subject to that certain Lease Agreement (the “Overlease”) dated December 3, 2002 between Landlord and the Town of Babylon Industrial Development Agency (the “IDA”); and

WHEREAS, the IDA and Tenant entered into a certain Lease Agreement dated December 3, 2002 (the “IDA Lease”) and that certain Company Lease Agreement dated December 3, 2002 (the “Company Lease”), pursuant to which the IDA grants Tenant relief from certain taxes; and

WHEREAS, Tenant and Landlord entered into a certain Landlord Work Agreement dated June, 2012 (the “Work Agreement”), pursuant to which Tenant owes a balance to Landlord equal to $103,574.69 (the “Work Agreement Balance”); and

WHEREAS, Tenant and Marken LLP entered into a certain Sublease Agreement dated May 31, 2012 (the “Sublease”), pursuant to which Tenant subleases approximately 9,933 rentable square feet of the Demised Premises to Marken LLP; and

WHEREAS, the Lease Term is scheduled to expire on February 28, 2019 (the “Original Expiration Date”); and

WHEREAS, Landlord and Tenant desire to amend, modify and extend the Lease term to February 28, 2028 (the “New Expiration Date”), as more particularly set forth below.

NOW, THEREFORE, for valuable and good consideration, the receipt and legal sufficiency of which is acknowledged, Landlord and Tenant agree as follows:

1.           Capitalized Terms.  Except as otherwise provided in this First Amendment, all capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.  Any defined terms set forth in the recital clauses above shall be deemed to be included in this First Amendment.

2.           Term.  The Term of the Lease is hereby extended to, and including, February 28, 2028.

3.           IDA.  Landlord shall submit (if it has not already submitted) to the IDA an application (the “IDA Application”) for a new and/or modified grant of benefits for Landlord and Tenant equal to or more favorable than those currently provided in the Overlease, the Company Lease and the IDA Lease (collectively, “Tax Accomodations”).  Without limiting the generality of the foregoing, such Tax Accomodations shall include (a) a Sales Tax Letter (for certain sales tax exemptions, as such term is defined in the IDA Lease), (b) a mortgage tax exemption, and (c) real property tax abatements and benefits (in accordance with Schedule A, attached hereto and made a part hereof).  One hundred percent (100%) of the real property tax abatements and benefits shall be passed through to Tenant, except that from and after the Reconfigured Commencement Date (as hereinafter defined), the amount of said pass throughs to Tenant shall be adjusted by virtue of Tenant’s Proportionate Share (as hereinafter defined).  Tenant shall provide to Landlord all information and materials required in connection with the IDA Application.  The date of the closing of the new and/or modified agreements with the IDA shall be the “IDA Effective Date.”  Tenant shall pay the first $120,000 (“Tenant IDA Cap”) of all fees associated with the IDA Application, including, without limitation, the application fee, fees for preparation of the application, and attorney’s fees including, without limitation, fees of IDA counsel and IDA bond counsel.  Landlord shall pay all such IDA Application-related costs, fees, charges and expenses in excess of the Tenant IDA Cap.

4.           Demised Premises.  Per the Lease, the Demised Premises currently consists of approximately 83,712 rentable square feet of office and laboratory space and 31,288 rentable square feet of warehouse space, for an aggregate amount of 115,000 rentable square feet (of which, approximately 9,933 rentable square feet are subject to the Sublease).  Subject to the terms of the Lease, Tenant shall continue to occupy the Demised Premises until the Original Expiration Date.  As of March 1, 2019 (the “Reconfigured Commencement Date”), the Demised Premises shall be reduced to approximately 83,712 rentable square feet, such that all references to the Demised Premises from and after the Reconfigured Commencement Date shall be to the said 83,712 rentable square feet; provided, however, that the square footage of the Demised Premises effective as of the Reconfigured Commencement Date is subject to Tenant’s rights as set forth in Section 20 of this First Amendment.  Attached hereto and made a part hereof as Exhibit “A” is a space plan depicting the Demised Premises that Tenant will occupy pursuant to the Lease, as amended by this First Amendment, from and after the Reconfigured Commencement Date; provided, however, if requested by Tenant within twelve (12) months prior to the Reconfigured Commencement Date, Tenant and Landlord shall use commercially reasonable efforts to mutually agree to a revised version of the Exhibit “A” space plan.  Prior to the Reconfigured Commencement Date (but not more than ninety (90) days prior to the Reconfigured Commencement Date), Landlord shall, at its sole cost and expense, demise the Demised Premises for Tenant’s use in accordance with the Exhibit “A” space plan (as may be modified pursuant to this Section 4 and/or Section 20).  Tenant agrees to cooperate with Landlord’s installation of the demising wall by: (a) allowing Landlord reasonable access to the Demised Premises and (b) removing Tenant’s personal property from the affected areas of the Demised Premises; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Demised Premises during the installation of the demising wall(s).  Notwithstanding the foregoing but subject to Tenant’s assignment rights under the Lease, Tenant acknowledges and agrees that it shall remain the sole “tenant” of the Building through and including February 28, 2019, inclusive of any of Tenant’s current or future permitted subtenants.

5.           Rent.   Effective as of the Amendment Date, Fixed Annual Rent shall be payable in monthly installments as set forth on Exhibit “B”, attached hereto and made a part hereof.  Other than the amount of Fixed Annual Rent due pursuant to Exhibit “B”, all other terms of Section 4 of the Lease regarding timing and regularity of rental payment shall remain in full force and effect.  Except as otherwise provided under the Lease, the parties agree that no additional free rent shall be due Tenant under this First Amendment.

6.           Proportionate Share:  From and after the Reconfigured Commencement Date, Tenant’s 83,712 rentable square feet shall constitute 73% of the area of the Building, subject to Section 20 (“Tenant’s Proportionate Share”).  Except for Tenant’s obligation to pay Fixed Annual Rent, all costs designated for payment solely by Tenant under the Lease shall be Operating Costs (of which Tenant shall pay Tenant’s Proportionate Share) upon the Reconfigured Commencement Date.  Tenant shall have the right, in common with Landlord, other occupants of the Building and, where applicable, visitors to the Building, to use the common areas and facilities of the Building, Land and Improvements for their intended purposes, subject to the reasonable rules, regulations, terms and conditions imposed by Landlord with respect thereto; such common areas and facilities to include common corridors, entranceways, restrooms, walkways, roadways, driveways, loading docks, parking facilities, base building electric connectivity and other similar or related common areas and facilities as may exist in and about the Building and the Land and be generally available or to become available to all occupants of the Building.

7.           Parking: From and after the Reconfigured Commencement Date, Tenant shall have the right to use Tenant’s Proportionate Share of the total number of spaces in the Building parking area for the parking of automobiles of Tenant, its employees and invitees therein, subject to the reasonable Rules and Regulations now or hereafter adopted by Landlord.

8.           Taxes and PILOT Payments:  Notwithstanding anything herein to the contrary, Landlord agrees that all of Tenant’s tax payment obligations under the Lease (as modified by this First Amendment) for the period prior to the Reconfigured Commencement Date shall be reduced by all tax benefits and relief granted to or on behalf of Tenant by the IDA.  Modifying the first sentence of Section 6.B of the Lease, from and after the Reconfigured Commencement Date, Tenant agrees to pay, before interest and penalties accrue, Tenant’s Proportionate Share of the Taxes applicable to the Demised Premises, as reduced by all tax benefits and relief granted to or on behalf of Tenant by the IDA.  All other terms of Section 6 shall remain in full force and effect.

9.           Electric Utilities.  From and after the Reconfigured Commencement Date, Tenant shall have no duty to (a) coordinate electric utility service to any part of the Building other than the Demised Premises (“Other Premises”) or (b) pay any costs in connection with Other Premises electric utility service.  The parties agree that, beginning on the Reconfigured Commencement Date (x) Landlord shall establish (in Landlord’s name) utility accounts for all utilities servicing the Building, other than electric service and (y) Tenant shall pay to Landlord Tenant’s Proportionate Share of all utility use charges (other than electric) in accordance with Section 14 of this First Amendment.  In no event shall Tenant be required to pay utility charges attributable to any Other Premises.

10.           Monument Sign.  Within one hundred twenty (120) days after the IDA Effective Date, Landlord shall, at its cost and expense, subject to applicable laws and municipal approvals therefor, install along Smith Road a monument sign for a multi-tenanted building, the design and measurements to be agreed to by the parties.  Without limiting the generality of the foregoing, Landlord shall pay all costs associated with signage permitting and approvals.  Within such one hundred twenty (120) day period, Tenant, at its sole cost and expense, shall create and deliver to Landlord a design for Tenant’s signage panel.

11.           Landlord’s Work.

(a)           Subject to Unavoidable Delays (as hereinafter defined), within the earlier of one hundred twenty (120) days after (I) the IDA Effective Date or (II) the IDA Deadline (as hereinafter defined), Landlord shall, at its cost and expense, complete the following work: (i) make modifications to the east side diesel storage tanks  which fuel the generators in accordance with the plans/scope of work attached hereto and made a part hereof as Exhibit “C” prepared by Richard W. Shure, AIA (“Shure”) to comply with Suffolk County Department of Health Services (“Department of Health”) requirements (“Tank Work”), (ii) modify and connect the HVAC units (“HVAC Work”) in accordance with the engineer’s report issued by Precis Engineering (the “Engineer”) attached hereto and made a part hereof as Exhibit “D” and (iii) install a new roof membrane over areas of the existing Building roof (“Roof Work”) denoted as “Old Roof” on the plan attached hereto as Exhibit “E.”  All such work shall be completed in a good and workmanlike manner.  Within such one hundred twenty (120) day period, Landlord (at Landlord’s sole cost) shall submit an application to the Department of Health respecting the Tank Work.  Landlord acknowledges that Landlord is responsible for modifying the generator diesel tanks to comply with Department of Health requirements, and Landlord shall diligently prosecute such application until the Department of Health issues a certificate or other writing certifying the completion of the Tank Work in accordance with applicable requirements.  Landlord represents that those portions of the Building roof not marked “Old Roof” on Exhibit “E” are original to the Building and remain in good condition as of the Amendment Date.

(b)           The work referenced in Section 11(a) will be deemed complete (“Completed Work”) when (i) with respect to Section 11(a)(i) and (iii) above, Landlord provides to Tenant Shure’s written certification that (x) the Tank Work has been completed in accordance with the plans/scope of work attached hereto as Exhibit “C,” and (y) the Roof Work has been fully and properly completed, using good quality materials, in those areas marked ‘Old Roof’ in Exhibit “E”; and, (ii) with respect to Section 11(a)(ii) above, the Engineer provides written certification that the HVAC Work has been completed in accordance with the plans/scope of work attached hereto as Exhibit “D,” it being understood, however, that the Engineer is required to inspect the HVAC Work within fifteen (15) business days after receipt of Landlord’s written notice to the Engineer and Tenant that the HVAC Work is complete.  If the Engineer does not inspect the work timely, for purposes of this Section 11(b) it will be deemed that the HVAC Work is completed.  Within fifteen (15) business days after Landlord completes all work referenced in Section 11(a), Tenant shall cause the Work Agreement Balance to be paid and released to Landlord.

(c)           “Unavoidable Delays” shall mean any and all delays beyond Landlord’s reasonable control, including delays caused by Tenant, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

12.           Tenant’s Maintenance.  As set forth in the Lease, as amended by this First Amendment, Tenant shall take good care of the Demised Premises and keep them free from waste and nuisance of any kind, except as otherwise provided herein.  As set forth in the Lease, as amended by this First Amendment, Tenant shall keep the Demised Premises in good condition and, except for those repairs, maintenance and replacement obligations of Landlord herein, Tenant shall undertake and be responsible for all day-to-day repairs and maintenance within the Demised Premises.

13.           Common Areas; Maintenance.  Upon the Reconfigured Commencement Date, the following provisions shall take effect:

(a)           The “Common Areas” include the Land and those areas of the Building and other facilities or improvements owned, operated or maintained by Landlord and designated, in whole or in part, from time to time by Landlord for the general, nonexclusive use of all tenants and occupants of the Building, including, among other things, parking areas, halls, lobbies, entranceways, delivery passages, drinking fountains, sprinkler rooms, restrooms and the like, and all driveways, sidewalks, landscaping, improvements or other facilities designated for such use by Landlord, or otherwise made available by Landlord for the common use by all tenants and occupants of the Building, whether used in conjunction with the occupants of other buildings or used exclusively by tenants of the Building, all of which facilities shall be subject to Landlord's management and control, except that Common Areas do not include any of the foregoing items that are contained in or are part of the Demised Premises.  Tenant, and its employees and invitees, shall have the general, nonexclusive right to use the Common Areas, such use to be in common with Landlord and other tenants of the Building.

(b)           Landlord shall maintain the Common Areas and those areas of the Building which are not part of the Demised Premises or any Other Premises.  Without limiting the generality of the foregoing, Landlord shall perform and make in accordance with applicable laws (i) all structural maintenance, repairs or replacements, as needed, to the Building (which includes, without limitation, repairs to the structural portions of the outside walls, structural members, floor slabs, service pipes, windows, electrical lines, water lines and sewer lines leading to or from the Demised Premises), and (ii)  all maintenance, repairs or replacements within the Common Areas which may be needed to the Building’s electrical, communications, plumbing, heating, ventilating, air-conditioning, structure, roof or other building systems (collectively, “Building Systems”) to keep the Building Systems in good order and condition, excluding, however, any Building Systems that are in or serve exclusively the Demised Premises.  Notwithstanding anything to the contrary set forth herein, Landlord, however, shall have no obligation to maintain and repair (i) the Common Areas to the extent any maintenance or repair is necessitated as a result of the willful misconduct or negligence of Tenant or any employee, agent or invitee of Tenant, and (ii) any Building Systems, equipment or other improvement within or that solely serve the Demised Premises or that is under the sole control of or for the sole benefit of Tenant or the Demised Premises.  Additionally, Tenant shall, at its sole cost and expense in accordance with applicable laws (i) keep and maintain the Demised Premises and the fixtures and equipment which solely serve same in good order; (ii) make repairs and replacements to the Demised Premises as necessitated from time-to-time, and (iii) be responsible for (x) cleaning the Demised Premises, and (y) removal and disposal of garbage and refuse from the Demised Premises, including maintaining a container or receptacle therefor (located outside the Building in a mutually agreeable location).

(c)           Notwithstanding anything in the Lease to the contrary, Tenant shall have no responsibility to repair, maintain or replace the Common Areas or Improvements (as such term is defined in the Lease) except as set forth in this First Amendment.

14.           Operating Costs.  Beginning after the Reconfigured Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of the amount of Operating Costs (defined below) for each calendar year during the Term, or portion thereof.

(a)           For each calendar year during the Term after the Reconfigured Commencement Date, Landlord shall provide Tenant with a good faith estimate of the projected Operating Costs for the coming calendar year (or balance of the current calendar year, as the case may be), together with the amount of Tenant’s Proportionate Share of such estimated amounts.  On or before the first day of each month commencing on the first day of the year immediately following the Reconfigured Commencement Date, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) [or, in the case of a partial year, the denominator of such fractional payment amount shall be the number of applicable months in such year] of Tenant’s Proportionate Share of Landlord’s estimate of Operating Costs.

(b)           As soon as practical following the end of each calendar year (but in no event later than May 1st), Landlord shall send to Tenant a statement of the actual Operating Costs for the prior calendar year (“Reconciliation Statement”).  If the amounts paid by Tenant for Operating Costs exceeds Tenant’s Proportionate Share of the actual Operating Costs for such calendar year, Landlord shall credit such excess amount to Tenant’s obligation to pay Operating Costs for the following calendar year (or, if this Lease has then expired or been terminated, Landlord shall refund such excess amount to Tenant).  If the amounts paid by Tenant for Operating Costs were less than Tenant’s Proportionate Share of the actual Operating Costs, as the case may be, for such calendar year, Landlord shall provide Tenant with an invoice stating the additional amount due which shall be paid in full by Tenant within thirty (30) days after receipt.

(c)           Tenant, at its sole cost and expense, shall have the right, upon written notice received by Landlord within the thirty (30)-day period following Tenant’s receipt of the Reconciliation Statement, to review in Landlord’s home office and during normal business hours Landlord’s records of Operating Costs stated in the Reconciliation Statement for the calendar year just ended.  Tenant shall deliver to Landlord a copy of the results of its review within 30 days after its completion.  If Tenant’s review of the Reconciliation Statement indicates that Tenant’s Proportionate Share of actual Operating Costs was overpaid by more than five percent (5%), Landlord shall reimburse Tenant for the documented actual out-of-pocket third-party cost of the review, which audit cost shall be capped at $5,000.  In addition, Landlord shall provide a credit for the overpaid amount against the then current Operating Costs spread out in equal installments over the balance of the then current calendar year (or shall promptly refund the overpaid amount to Tenant if this Lease is then expired).

(d)           In the event (i) that the Reconfigured Commencement Date shall occur on a day other than the first day of a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any increase or decrease in the gross rentable area of the Building, then in each such event in applying the provisions of this Section 14 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Section 14, taking into consideration the portion of such calendar year which shall have elapsed prior to the Reconfigured Commencement Date, the date of such expiration or other termination or the date of such increase or decrease.

(e)  The term “Operating Costs” means the actual and reasonable costs incurred by Landlord in operating, maintaining and repairing the Land, Building and Land during the Term of this Lease, which costs are properly chargeable to the operation, maintenance and repair of the Land, Building and Improvements in accordance with generally accepted accounting principles and practices consistently applied.  It is expressly agreed, however, that “Operating Costs” shall include, without limitation, those costs listed below as “Included Costs,” and shall exclude, without limitation, those costs listed below as “Excluded Costs.”

(f)	“Included Costs” as used herein shall mean:

(I)
Charges and fees for, and taxes on, the furnishing of water, sewer service, gas and other utility service (other than electric service) to the Building; provided however, that in the event any of the utilities shall be separately metered, the costs of such separately metered utilities to the Premises and to all other rentable space in the Building shall not be included in Operating Costs;

(II)	Premiums for insurance required to be obtained and maintained by Landlord pursuant to Section 11 of the Lease hereof;

(III)
Costs of maintaining the landscaping, walkways, roadways,parking lots and other Common Areas, including without limitation, costs associated with snow and ice removal and sanding and salting of roadways, walkways, etc., and costs of maintaining and repairing the Building Systems contained in or servicing the Common Areas as set forth in Section 13 of this First Amendment;

(IV)
Other costs and expenses that under generally accepted accountingprinciples and practice consistently applied would be considered normal maintenance, repair or operating costs; provided, however, that notwithstanding the foregoing, with respect to capital improvements the term “Operating Costs” shall mean only the annual amortization of those capital improvements made after the Building is completed and after the date of this Lease and which either (x) reduce the annual Operating Costs otherwise anticipated to be incurred (but such annual amortization shall not exceed the amount of such annual reduction in Operating Costs), or (y) cause the Building, or any part thereof, to be in compliance with any legal requirement of general application (and not specific to a tenant’s particular use) which was not applicable to the Building as of the Reconfigured Commencement Date; provided further, that the cost of each such capital improvement shall be amortized over the useful life thereof and only that portion attributable to a particular year shall be included in Operating Costs for that year; and

(V)	Costs of property management services (including a management fee not to exceed 5%) including costs associated with invoicing tenants for items of rent and additional rent due.

(g)	Notwithstanding anything herein to the contrary, “Excluded Costs” as used herein shall mean the following costs which are excluded from the term “Operating Costs”:

(I)	Leasing commissions, free rent for any Building tenant, lease takeover obligations, and other inducements, costs, disbursements and expenses incurred in connection with leasing space in the Building;

(II)	Payments of principal, interest and other costs relating to mortgages or deeds of trust or any other debt for borrowed money;

(III)	Advertising and marketing costs and expenses and associationdues;

(IV)
Any and all costs of a capital nature including capitalimprovements, repairs and replacements incurred in connection with the Land or Building as determined under generally accepted accounting principles, except as provided in Section 14(f)(IV), above;

(V)	Costs, fines and penalties incurred because Landlord violatedgovernmental law, rule or authority, provided same is not a result of Tenant’s acts or omissions;

(VI)	Costs incurred because the Landlord or another tenant (other thanTenant) violated the terms of any lease;

(VII)	Rent and other payments pursuant to any ground or underlyingleases;

(VIII)	Depreciation and amortization;

(IX)
Legal fees, costs and disbursements (w) based upon or resultingfrom Landlord's negligence or other tortious conduct, (x) relating to the enforcement of any lease provisions except for enforcing any lease provisions for the benefit of the Building tenants generally, (y) relating to the defense of Landlord's title to or interest in the Land or Building, or (z) relating to the negotiation and preparation of tenant leases and related documents;

(X)
Costs incurred to test, survey, cleanup, contain, abate, remove orotherwise remedy Hazardous Substances (as hereinafter defined) or asbestos containing materials, except those incurred due to Tenant’s acts or omissions or otherwise in violation of the Lease;

(XI)	Costs of items and resources for which a tenant (including Tenant)reimburses Landlord or pays third parties;

(XII)	Cost of repairs or replacements covered by insurance (or requiredto be covered by insurance), warranty, litigation or settlement proceeds;

(XIII)	Other costs and expenses that under generally accepted accountingprinciples and practice consistently applied would not be considered normal maintenance, repair, or operating costs;

(XIV)	salaries and benefits for employees above the grade of building manager;

(XV)	utility expenses sub-metered to a tenant’s space and any other costs and expenses paid directly or reimbursed by Tenant or other tenants;

(XVI)
the cost of any work done by affiliates of Landlord otherwise includable in Expenses to the extent that such cost is in excess of the then going rate for similar work in the geographic area where the Building is located;

(XVII)	costs incurred to remedy structural or other defects in original construction materials or installations;

(XVIII)	ground rent and similar payments;

(XIX)	costs and expenses incurred in connection with any transfer of Landlord’s interest in the Building and the Land;

(XX)	interest or penalties arising by reason of Landlord’s failure to timely pay taxes or expenses affecting the Building;

(XXI)	costs for the acquisition of decorations and other “Fine Art,”

(XXII)
costs of acquiring and installing signs in or on the Building identifying the owner of the Building or any tenant or occupant of the Building (other than any Building directory), other than expenditures for the repair, replacement and maintenance of existing signage or the signage to be installed by Landlord underSection 10 of this First Amendment;

(XXIII)	Landlord’s general corporate overhead;

(XXIV)	installation costs of sprinklers, whether required now or in the future; and

(XXV)	all costs associated with the work referenced inSection 11(a) of this First Amendment.

(h)           To the extent that, prior to the Reconfigured Commencement Date, Landlord requests that Tenant make replacements within the Building in accordance with Section 26 of the Lease, the cost of any such replacement shall, at Tenant’s option, be paid by Landlord and amortized over the useful life thereof, and Tenant shall pay to Landlord only that portion attributable to a particular year, with any amount outstanding as of the Reconfigured Commencement Date to be considered an Operating Cost.

15.           OFAC Provision.

(A)           Tenant represents and warrants to Landlord that Tenant is not now acting and shall not in the future act, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons,” or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury.  Tenant further represents and warrants that Tenant is not now engaged and shall not in the future be engaged, directly or indirectly, in any dealings or transactions or otherwise be associated with such person, group, entity or nation; and Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, losses, costs, expenses, damages and liabilities (including, without limitation, attorneys fees) arising from or related to any breach of the foregoing representations.

(B)           Landlord represents and warrants to Tenant that Landlord is not now acting and shall not in the future act, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons,” or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury.  Landlord further represents and warrants that Landlord is not now engaged and shall not in the future be engaged, directly or indirectly, in any dealings or transactions or otherwise be associated with such person, group, entity or nation; and Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, losses, costs, expenses, damages and liabilities (including, without limitation, attorneys fees) arising from or related to any breach of the foregoing representations.

16.           Renewal Option:  Section 58 of the Lease is hereby deleted and in its place the following provisions shall apply:

(a)           Provided Tenant is not in default of this Lease beyond any applicable grace or notice period, Tenant is granted two (2) options (each, a “Renewal Option”) to extend the Term for an additional period of up to five (5) years each (each, a “Renewal Term”).  If exercised by Tenant, the first Renewal Term shall commence immediately following the expiration of the initial Term, and each subsequent Renewal Term, if exercised by Tenant, shall commence immediately following the expiration of the preceding Renewal Term.  Each Renewal Option must be exercised, if at all, by notice from Tenant to Landlord given on or before the date that is six (6) months prior to the expiration of the initial Term or the Renewal Term then in effect, as applicable.  All references in this Lease to the Term shall be deemed to include each Renewal Term, if the applicable Renewal Option is timely and properly exercised.

(b)           All terms, provisions and conditions contained in this Lease shall continue to apply during each Renewal Term, except that the Fixed Annual Rent (as hereinafter defined) for each Renewal Term will be ninety-five percent (95%) of the then Fair Market Rental Value of the Demised Premises. For the purpose of this Lease, “Fair Market Rental Value” shall mean the annual fair market rental value of the Demised Premises based upon the totality of the circumstances, including, without limitation, the then prevailing rental rates, tenant improvement allowances and other concessions for new leases (i.e., not renewals of existing leases) with comparable lease terms in buildings of substantially the same quality as the Building within the vicinity of the Building, as adjusted to reflect relevant differences such as size of space, term, location, operating expense and real estate tax payments, and incentives for initial occupancy, and “Fair Market Rental Value” shall include the value of any alterations made by Tenant.  Fair Market Rental Value will be determined by the mutual agreement of Landlord and Tenant or, if an agreement is not be reached by Landlord and Tenant within thirty (30) days after Tenant exercises a Renewal Option or the last date that Tenant was permitted to exercise the Renewal Option, if later, either party may, by notice to the other, invoke the arbitration procedure set forth in this Section 16. Such arbitration procedure shall be as follows:

(i)           The party invoking the arbitration procedure shall give a notice (the “Arbitration Notice”) to the other party stating that the party sending the Arbitration Notice desires to meet within ten (10) days to attempt to agree on a single arbitrator (the “Arbitrator”) to determine the Fair Market Rental Value.  If Landlord and Tenant have not agreed on the Arbitrator within thirty (30) days after the giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to JAMS or any organization which is the successor thereof (“JAMS”) for appointment of the Arbitrator, or, if JAMS shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by JAMS within 60 days after application therefor, then either party may apply to the administrative judge of the Supreme Court of New York, Suffolk County (the “Court”) for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment.  The date on which the Arbitrator is appointed is the “Appointment Date.”  Regardless of how appointed, the Arbitrator shall be a commercial real estate appraiser with at least ten (10) years prior experience in commercial leasing in the market in which the Demised Premises is located and shall be a member of the American Institute of Real Estate Appraisers, the Society of Real Estate Appraisers or any successor organization.  Furthermore, the Arbitrator shall have no direct or indirect financial or other business interest in Landlord or Tenant or any entity affiliated with either of them.  The arbitration shall be conducted in accordance with the then prevailing rules of the local office of JAMS or such other rules as the Arbitrator, Landlord and Tenant shall mutually agree upon, but in any event modified as follows:

(1)            Within twenty (20) days after the Appointment Date, Landlord and Tenant shall deliver to the Arbitrator two copies of their respective written determinations of the Fair Market Rental Value (each, a “Determination”) for the Demised Premises.  After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination.  If either party fails so to deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the Fair Market Rental Value.  If each party timely submits a Determination, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

(2)            If the Fair Market Rental Value has not been determined pursuant to subclause (1) of this Section 16, then upon not less than ten (10) days' notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the Fair Market Rental Value of the Demised Premises.  Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings.

(3)            The Arbitrator shall be instructed, and shall be empowered only, to select one of the Determinations as the Fair Market Rental Value for the Demised Premises (i.e., select the Determination that the Arbitrator believes is the more accurate reflection of the Fair Market Rental Value).  Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

(ii)           The arbitration procedures set forth in this Section 16 shall constitute a written agreement to submit any dispute regarding the determination of the Fair Market Rental Value to arbitration.  The arbitration decision, determined as provided in this Section 16, shall be conclusive and binding on the parties, shall constitute an “award” by the Arbitrator within the meaning of JAMS rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.  Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it).  Each party shall pay one-half of the fees and expenses of JAMS and of the Arbitrator; provided, that (a) the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party and (b) if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

(iii)           If Fair Market Rental Value, as finally determined, includes a tenant improvement allowance or other concessions, Tenant shall have the option of receiving the same either as (A) a market concession package for new leases and the corresponding Fixed Annual Rent, or (B) a reduced Fixed Annual Rent that reflects the aggregate value of such concession package, but no concession package.

(iv)           If Fair Market Rental Value shall not be determined prior to the commencement of a Renewal Term, Tenant shall pay, in monthly increments, an interim Fixed Annual Rent for the Renewal Term equal to the most recent Fixed Annual Rent under the Lease (as amended) and Additional Rent in proportion to Tenant’s Proportionate Share then in effect.  When Fair Market Rental Value is determined, Fixed Annual Rent for such period shall be recomputed and, if such recomputed Fixed Annual Rent for such period is in excess of the interim Fixed Annual Rent so paid, Tenant shall, within thirty (30) days after such amount has been determined, pay to Landlord an amount equal to such excess, and if such recomputed Fixed Annual Rent for such period is less than the interim Fixed Annual Rent so paid, Landlord shall credit such overpayment against the next installments of Fixed Annual Rent corning due under this Lease.  In any event, after Fair Market Rental Value shall have been determined (whether by agreement or otherwise as hereinabove provided), Landlord and Tenant shall execute an amendment to this Lease confirming the Fixed Annual  Rent and any tenant improvement allowance or other concessions.

17.           Broker:  Each of Landlord and Tenant represents and warrants to the other that this First Amendment was brought about by DTZ, as broker (the “Broker”), and all negotiations with respect to this lease were conducted exclusively with the Broker.  Each of Landlord and Tenant covenants that if any claim is made for commissions by any other broker through or on account of any acts of the covenanting party, then the covenanting party will indemnify, defend and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party’s reasonable attorney’s fees.  Landlord shall pay the Broker a commission in connection with this First Amendment, subject and pursuant to the terms of a separate agreement between Landlord and Broker.  In the event Tenant elects to use any broker (the “New Broker”) other than or together with the Broker in connection with any extension of the Term of the Lease (whether by way of a renewal option or a separate extension agreement), Tenant shall be responsible for (and indemnify Landlord against) the entire amount, if any, by which the commission claimed by the New Broker exceeds the amount of the commission that would have been payable by Landlord to the Broker on account of the subject transaction had such New Broker not been engaged by Tenant.

18.           Options to Terminate.

(a)           Notwithstanding the New Expiration Date as set forth herein, Tenant shall have the right exercisable at any time after March 1, 2024, to terminate the remainder of the Term of this Lease, upon giving at least twelve (12) months’ prior written notice to Landlord.  Within thirty (30) days after the date of actual termination of this Lease as a result of Tenant’s exercise of its early termination right set forth in this Section 18(a), Tenant shall pay to Landlord (i) nine (9) months of then-applicable Fixed Annual Rent and Additional Rent installments and (ii) the unamortized portion of the brokerage commission paid by Landlord pursuant to Section 17 herein, after Landlord renders to Tenant a statement therefor.

(b)           Tenant shall have the right to terminate this First Amendment by written notice (the “IDA Termination Notice”) to Landlord given on or before February 28, 2014 (the “IDA Deadline”), if IDA (I) fails to agree to grant all of the Tax Accommodations or (II) imposes requirements or restrictions upon Tenant materially greater than those currently imposed under the Company Lease and the IDA Lease.  Failure of Tenant to give the IDA Termination Notice by the IDA Deadline shall constitute Tenant’s waiver of its termination right as set forth in this Section 18(b) of this First Amendment.  Provided Tenant has properly given the IDA Termination Notice, such termination shall be effective upon not less than thirty (30) days after Tenant provides written notice of termination to Landlord. Upon such termination of this First Amendment, the Tenant’s use and occupancy of the Demised Premises shall continue in accordance with the terms and conditions of the Lease as if this First Amendment never existed.  In such case, Landlord shall back bill Tenant and Tenant shall pay within thirty (30) days after receipt of invoice therefor, all Rent (including, without limitation, installments of Fixed Annual Rent) that would have come due under the Lease without this First Amendment, dating back to the Amendment Date, September 1, 2013.

19.           Option to Expand.

(a)            From and after the Reconfigured Commencement Date, provided Tenant is not otherwise in default of the Lease, as amended by this First Amendment, beyond any applicable grace or notice period, Tenant shall have the ongoing First Right to Lease (the “First Right to Lease”) with respect to any space within the Building (any such space being referred to herein as the “Offer Space”).  In the event of any offer acceptable to Landlord or to Landlord’s successor-in-interest, at any time or times during the original or extended Term hereof, for a lease of the Offer Space, Landlord, prior to acceptance thereof, shall provide the Tenant, with respect to each such offer, written notice thereof and a copy of said offer including all of the terms and conditions thereof; and Tenant shall have the option and First Right to Lease for a period of thirty (30) business days after receipt of such notice from Landlord within which to elect to lease the Offer Space on either (as Tenant, at its sole discretion, may select) of (A) the terms and conditions of said offer or (B) the terms of the Lease (as may be amended) then in effect.  If Tenant elects to lease the Offer Space, Tenant shall give written notice of such election within such thirty (30) business day period.  Tenant’s failure at any time to exercise its option hereunder shall not affect the Lease, as modified by this First Amendment, and the continuance of Tenant’s rights and options under this Section 19.

(b)            In the event Tenant elects not to lease the Offer Space, Landlord may lease such space to a third party on substantially the same terms and conditions as those contained in the offer to Tenant.  If Landlord desires to lease the Offer Space on terms and/or conditions substantially different from those contained in the offer, Landlord shall first offer the Offer Space on such different terms and/or conditions to Tenant and Tenant shall then have thirty (30) business days within which to elect to lease such Offer Space.  As used in the foregoing sentence, the word “substantially different” means on terms and conditions materially more favorable to the prospective tenant.

(c)            Tenant’s expansion rights under this First Amendment will continue to be in effect throughout the Term (as same may have been extended), regardless of how many times Tenant has waived or exercised such rights previously during the Term (as may be extended).

(d)            The term for any Offer Space lease by Tenant under the exercise of this First Right to Lease shall be coterminous with the Term as extended by the Renewal Term.  The Tenant improvements, rent abatements and other applicable terms and conditions shall be adjusted on a straight line, pro rata basis to allow for differences in the length of the term of the Offer Space.

20.           Space Relinquishment.  Notwithstanding anything herein to the contrary, Tenant, upon delivery of notice given to Landlord at least eight (8) months prior to the Reconfigured Commencement Date, shall have the right to keep as part of the Demised Premises more than the 83,712 square feet referenced in Section 4.  Landlord and Tenant shall reasonably agree on the amount and location of space that Tenant shall retain and the corresponding space that Tenant shall relinquish.  Accordingly, Tenant’s Proportionate Share and the Fixed Annual Rent referenced in Exhibit “B” shall proportionately adjust in the event that Tenant exercises such right.

21.           Tenant Allowance.  From the Reconfigured Commencement Date, Landlord hereby grants to Tenant an allowance in an amount equal to $8.00 per square foot of the Demised Premises (the “Allowance”).  Except as otherwise provided herein, the Allowance shall be used for construction and installation of the work within the Demised Premises requested by Tenant (“Allowance Work”), including the following (as may be applicable to the Allowance Work) :

(a)           Installation within the Demised Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(b)           All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Demised Premises;

(c)           The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Demised Premises;

(d)           Any additional Tenant requirements including, but not limited to, temperature control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

(e)           Testing and inspection costs;

(f)       General conditions and contractor’s fees;

(g)   ‘Soft costs,’ including plan preparation costs and architectural and engineering costs; and

(h)         Permit and application costs.

Tenant shall receive a credit against Fixed Annual Rent equal to any portion of the Allowance not used for Allowance Work on or before January 1, 2026.

Tenant, at Tenant’s sole option, shall have the right to (I) request Landlord to perform Allowance Work or (II) directly contract with contractors and other service providers for the performance of Allowance Work, which contractors and other service providers are subject to Landlord’s approval, not to be unreasonably withheld or delayed.  If Tenant exercises option (II) above, Tenant shall hire an architect and diligently prosecute all municipal permits and approvals for Tenant’s Allowance Work, and in such case Landlord shall charge Tenant and Tenant shall pay Landlord a fee for reviewing Tenant’s plans (which will be prepared by a licensed architect) and its contractor’s performance of the Tenant’s Allowance Work equal to five percent (5%) of the cost of Tenant’s Allowance Work. In all other respects Tenant shall comply with Section 25 of the Lease.  Notwithstanding anything in the Lease (including, without limitation, Section 25 of the Lease) to the contrary, Landlord shall not unreasonably withhold, condition or delay its approval of any Allowance Work proposed by Tenant, and Tenant shall have no obligation to remove Allowance Work improvements upon the expiration (or sooner termination) of the Term.

22.           In Full Force.  Except as otherwise expressly modified by this First Amendment, the Lease shall continue unmodified and in full force and effect.  In the event of any conflict between this First Amendment and the Lease, the terms and conditions of this First Amendment shall control.

23.           Guarantee.                      It is a condition of this First Amendment that the guarantee of the Lease given by ICON, PLC, Tenant’s parent, remains in full force and effect during the remainder of the Term as may be extended by this First Amendment, and that such parent acknowledge and confirm same by executing this First Amendment below.

24.           Notices.                      All notices shall be in writing signed by the party serving the same and shall be sent by national “overnight” courier (i.e., next business day service) such as Federal Express with receipt, in any case, where applicable, with fee prepaid, and addressed to the parties at the address set forth in the Preamble of this First Amendment or to such other addresses as either party may have furnished to the other from time to time as a place for the service of notice.  Any notice to be given to Landlord under the terms of this Lease shall also be given to the Landlord’s property manager, Marcus Property Management, Corp., 155 Schmitt Boulevard, Farmingdale, New York 11735.  Any notice to be given to Tenant under the terms of this Lease shall also be given to: ICON plc, South County Business Park, Leopardstown, Dublin 18, Ireland, Attention: General Counsel.  Notices shall be deemed given when received or returned for inability to deliver.  Attorneys may send notices for their respective clients.  Notices may not be sent by facsimile or electronic medium, except for information purposes only.  Copies of such notices given by either party to the other shall be served on their attorneys in the same format as set forth in this Section 24.  Landlord’s attorney is Forchelli, Curto, Deegan, Schwartz, Mineo & Terrana, LLP, 333 Earle Ovington Boulevard, Suite 1010, Uniondale, New York 11553, Fax No.: (866) 522-7813, Attn:  Brian R. Sahn, Esq.  Notwithstanding the foregoing, Landlord may send routine bills, invoices and notices by regular mail.

25.           Approvals.  Landlord represents that (a) it is fully authorized to enter into this First Amendment and (b) to the best of Landlord’s knowledge, Landlord has obtained all approvals required with respect to this First Amendment.

26.           Counterparts.  This First Amendment may be executed in counterparts with the same effect as if the parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single document.  Execution of this First Amendment by facsimile or pdf shall be sufficient, followed by exchange and transmittal of signed originals.

27.           Date Effective.  This First Amendment shall be effective as of the Amendment Date.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed this First Amendment effective as of the date first above written.

LANDLORD:

MSM REALTY CO., LLC

By: /s/ Arnold Marcus
      Name:  Arnold Marcus
      Title:    Member

DAVRICK, LLC

By: /s/ David Schuss
      Name:  David Schuss
      Title:    Member

SHOLOM BLAU CO., LLC

By: /s/ Lawrence Blau
      Name:  Larry Blau
      Title:    Member

TENANT:

ICON CENTRAL LABORATORIES, INC.

By: /s/ Diarmaid Cunningham
      Name: DIARMAID CUNNINGHAM
      Title: DIRECTOR

Acknowledged and agreed to by:

ICON plc

By: /s/ Brendan Brennan
Name:
Its:

EXHIBIT A

SPACE PLAN

JAW - 02 SOLUTIONS, INC
9/20/13
SEE PART FLOOR PLAN DWG. A/A-102 FOR ENLARGED CONSTRUCTION PLAN AND DETAILED INFORMATION THIS AREA.
SEE PART FLOOR PLAN DWG. A/A-101 FOR ENLARGED CONSTRUCTION PLAN AND DETAILED INFORMATION THIS AREA.
TYPICAL NEW TENANT DEMISING WALL
PER CODE, MOP SINK AND DRINKING FOUNTAIN REQ'D
SECOND MEANS OF EGRESS REQUIRED
PROVIDE NEW DOOR INTO IT/FIRE SUPPRESSION ROOM
PROVIDE NEW DOOR INTO ARCHIVE RM.
PER CODE, TOILET ROOMS, DRINKING FOUNTAIN & MOP SINK REQ'D. FOR TENANT 2
EXISTING FM 200
TENANT 2 Approx. 7,380 USF
SEE PART FLOOR PLAN DWG. A/A-103 FOR ENLARGED CONSTRUCTION PLAN AND DETAILED INFORMATION THIS AREA.
SECOND MEANS OF EGRESS REQUIRED
Approx. 624 USF. SQUARE FOOTAGE OF ELEC. RM. TO BE APPORTIONED TO ALL TENANTS
SHARED VESTIBULE FOR TENANT 1 & TENANT 2 Approx. 85 USF
A GROUND FLOOR PLAN
I C O N LABORATORIES
123 SMITH STREET
EAST FARMINGDALE NEW YORK
OVERALL FLOOR PLAN
A-100

EXHIBIT B

FIXED ANNUAL RENT SCHEDULE

Initial Term

PeriodTIME	Fixed Annual Rent	Monthly Installment	$ / RSF
Amendment Date 2/28/2019
Laboratory & Office 83,712 sq.	$2,111,796.00	$175,983.00	25.227
Warehouse 31,288 sq. ft	$250,304.00	$20,858.67	8.000
Total 115,000 sq. ft.	$2,362,100.00	$196,841.67
3/01/2019 - 2/28/2020	$1,506,816.00	$125,568.00	18.00
3/01/2020 - 2/28/2021	$1,544,486.40	$128,707.20	18.45
3/01/2021 - 2/28/2022	$1,582,993.92	$131,916.16	18.91
3/01/2022 - 2/28/2023	$1,622,338.56	$135,194.88	19.38
3/01/2023 - 2/28/2024	$1,663,357.44	$138,613.12	19.87
3/01/2024 - 2/28/2025	$1,704,376.32	$142,031.36	20.36
3/01/2025 - 2/28/2026	$1,747,069.44	$145,589.12	20.87
3/01/2026 - 2/28/2027	$1,791,436.80	$149,286.40	21.40
3/01/2027 - 2/28/2028	$1,835,804.16	$152,983.68	21.93
* Beginning on 3/1/2019, the Demised Premises shall be reduced to 83,712 rentable square feet, subject to Section 20 of the First Amendment

EXHIBIT C

TANK WORK PLAN

# COUNTY OF SUFFOLK

**STEVEN BELLONE**
SUFFOLK COUNTY EXECUTIVE

**DEPARTMENT OF HEALTH SERVICES**

**JAMES L. TOMARKEN, MD, MPH, MBA, MSW**
Commissioner

Richard W. Shure, R.A.
285 Middle Country Road
Middle Island, N.Y. 11953

October 29, 2013

## BUREAU OF ENVIRONMENTAL ENGINEERING
## APPROVAL NOTICE

Re: **Approval of Article 12 Construction Permit Application**
**SCDHS Job No. : HM13-111**
**SCDHS Fac. ID. No. : 01-0246**
**SCDHS File Ref. No. : 05261**

Dear Mr. Shure,

Your application for a permit to construct a project at **Icon Labs, Inc., 123 Smith Street, Farmingdale, N.Y. 11735** has been reviewed for compliance with Article 12 of the Suffolk County Sanitary Code. The application has been approved.

Enclosed you will find the Permit to Construct. This permit has to be posted at the construction site during the construction.

Please contact the local building department and any fire safety enforcement office for additional requirements that may apply to your project.

If you have any questions regarding the review process or need assistance, feel free to contact this office at (631) 854-2537 or email me at alex.santino@suffolkcountyny.gov.

Very truly yours,

*Alexander M. Santino, P.E.*
Principal Public Health Engineer
Bureau of Environmental Engineering
Division of Environmental Quality

Public Health
DIVISION OF ENVIRONMENTAL QUALITY
• OFFICE OF POLLUTION CONTROL • 15 HORSEBLOCK PLACE • FARMINGVILLE, NY 11738 •
Phone (631) 854-2501 Fax (631) 854-2505

# PERMIT TO CONSTRUCT

## Toxic and/or Hazardous Material Storage Facility

**Suffolk County Department of Health Services**
**JAMES L. TOMAKEN, MD, MPH, MBA, MSW**
**Commissioner**

| | | | |
|---|---|---|---|
| **SCHDS REFERENCE #** | **05261** | **Date of Issuance:** | **October 29, 2013** |
| **SCHDS REGISTRATION #** | **01-0246** | **Permit Expiration Date:** | **October 29, 2014** |
| **SCHDS PLAN #** | **HM13-111** | | |

**FACILITY NAME & ADDRESS:**

**Icon Labs, Inc.**
**123 Smith Street**
**Farmingdale, N.Y. 11735**

Your Application for Permit to Construct a Toxic or Hazardous Material Storage Facilities for the above referenced site has been reviewed for compliance with Articles 7 & 12 of the Suffolk County Sanitary Code. The application has been approved. The items listed below and on the back of this Permit are conditions of this Permit and have to be observed during construction:

1. A copy of the approved plan must be kept at the construction site. A copy of this permit must be kept on display at the facility during construction.

2. Safe construction practices must be followed during the installation of the storage facility(s).

3. The storage facility(s) must be constructed in accordance with the approved plan. Any changes in design, materials or use require prior written consent of both the design professional and the Office of Pollution Control. The changes have to be submitted in a form that is acceptable to the Office of Pollution Control. The contractor and/or design professional is required to inform the owner that the changes are being made.

4. The Office of Pollution Control has the right to inspect this installation at any time to verify its being constructed in compliance with this permit.

The Office of Pollution Control must be contacted at 854-2523 at least **2 business days** prior to commencement of any work to arrange for the required construction inspections.

Contact the local building department and/or fire safety enforcement office for any additional requirements that may apply to your project.

**The storage facility cannot be placed into service until the Office of Pollution Control performs all required installation inspections and issues an interim permit to operate.**

The Office of Pollution Control reserves the right to revoke this permit as allowable by law.

ISSUED BY:

*Alexander M. Santino, P.E.*
Principal Public Health Engineer
Bureau of Environmental Engineering
Division of Environmental Quality

# THIS PERMIT IS VALID FOR THE FOLLOWING STORAGE FACILITIES ONLY

| TANK # | LOCATION | VOLUME | CONTENTS |
|---|---|---|---|
| 10 | ABOVE/OUT | 500 GALS | DIESEL FUEL |
| 11 | ABOVE/OUT | 500 GALS | DIESEL FUEL |

For up to **90 days** after the Permit to Construct expires, the permit is renewable. The job file will remain open for that period. If the Office of Pollution Control does not receive a renewal application with the appropriate fees within the 90 days, the file will be closed and a new application for a Permit to Construct will have to be filed if the job is to be re-opened. All applicable filing fees will once again become due and payable.

**Issuance of this permit does not supersede any existing agreements with, or mandates by, the Office of Pollution Control or any other government agency. The construction period does not supersede any existing compliance dates agreed to, or mandated by, the Office of Pollution Control or any other government agency. Issuance of this permit does not authorize the use of the storage facility(s) that are in violation of the Suffolk County Sanitary Code or any other government code.**

## Special Conditions:

NEW HIGHWAY
DETAIL OF SUPPLY & RETURN PIPING AT TOP OF TANK
SITE PLAN
SMITH STREET
PLAN VIEW OF TANKS
SECTION 'A' THRU TANK(S)
SECTION 'B' THRU TANKS
FLOOR PLAN AT GENERATORS
DETAIL 1 - TYP TANK ANCHORAGE
APPROVAL BOX
KEY PLAN
RICHARD W. SHURE
REGISTERED ARCHITECT
T-1

EXHIBIT D

HVAC PLAN

# MECHANICAL KEY TO SYMBOLS & ABBREVIATIONS

DUCTWORK
REFERENCE SYMBOLS
ABBREVIATIONS
LINE DESIGNATIONS
SINGLE-LINE PIPING ELEMENTS/VALVING
EQUIPMENT ABBREVIATIONS
ATC SYMBOLS & ABBREVIATIONS

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

1 MECHANICAL PHASE 1 DEMOLITION WORK PLAN
M2.01

3 FUTURE FIT-OUT FREEZER LAYOUT
M2.01

2 MECHANICAL PHASE 1 NEW WORK PLAN
M2.01

4 MECHANICAL PHASE 1 ROOF NEW WORK PLAN
M2.01

GENERAL NOTES:

DEMOLITION NOTES:

NEW WORK NOTES:

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

M2

1 M2.02 MECHANICAL PHASE 2 DEMOLITION WORK PLAN

3 M2.02 MECHANICAL PHASE 3 DEMOLITION WORK PLAN

2 M2.02 MECHANICAL PHASE 2 NEW WORK PLAN

4 M2.02 MECHANICAL PHASE 3 NEW WORK PLAN

GENERAL NOTES:

DEMOLITION NOTES:

NEW WORK NOTES:

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

M2

GENERAL NOTES:

DEMOLITION NOTES:

NEW WORK NOTES:

1 MECHANICAL PHASE 4 DEMOLITION WORK PLAN

3 MECHANICAL PHASE 5 DEMOLITION WORK PLAN

2 MECHANICAL PHASE 4 NEW WORK PLAN

4 MECHANICAL PHASE 5 NEW WORK PLAN

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

M2

MECHANICAL AIRFLOW DIAGRAM

SEQUENCE OF OPERATION:

[illegible]

## PACKAGED AIR HANDLING UNIT DATA

| TAG | SYSTEM/SERVING | SUPPLY AIR FAN: AIRFLOW (CFM) | FAN TYPE | ESP (IN/WG) | MOTOR: HP | RPM | V-PH-HZ | MIN OA (CFM) | DX COOLING COIL: MAX FACE VELOC (FPM) | NO. OF COILS | ROWS | FPI | EAT (°F): DB | WB | LAT (°F): DB | WB | CAPACITY (MBH): TOT. | SENS. | REFRIGERANT | COOLING STAGES |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| [illegible] | [illegible] | 7,200 | CENTRIFUGAL | 1.2 | 5 | [illegible] | 460-3-60 | 200 | 500 | 1 | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | 3 |

| TAG | HEATING - NATURAL GAS: DUTY: PREHEAT | REHEAT | EAT (°F) | LAT (°F) | VENT SIZE | FD THICK | NATURAL GAS: INPUT | OUTPUT | GAS PRESS "H2O | STAGES | FILTER: TYPE | MERV RATING | PRESSURE DROP "H2O: INITIAL | FINAL | ELECTRICAL: V-PH-HZ | SYSTEM POWER | MCA | MOP | COMMENTS | TOTAL OPERATING WT (LBS) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| [illegible] | - | - | [illegible] | [illegible] | - | - | 400/320 | [illegible] | - | 1 | [illegible] | - | 0.35 | 1.00 | 460 - 3 - 60 | [illegible] | [illegible] | 75 | [illegible] | [illegible] |

NOTES:
[illegible]

## AUTOMATIC DAMPER DATA

| TAG | SYSTEM/SERVING | CURRENT CFM: MIN CFM | MAX CFM | SIZE (NOTE 1): H | W | DIA | BLADE ARRANGEMENT | DAMPER FUNCTION: CONTROL: MOD | ON/OFF | FIRE | SMOKE | FIRE/SMOKE RATING | ACTUATOR: TYPE | OPERATION | SIGNAL | FAIL | POSITION | MONITORED | COMMENTS |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| [illegible] | [illegible] RETURN AIR DAMPER | 0 | 7200 | [illegible] | [illegible] | - | OPPOSED | - | X | - | - | - | DIRECT COUPLED | NOTE 1 | NOTE 1 | CLOSED | N/A | YES | [illegible] NOTE 2 |
| [illegible] | [illegible] | 0 | 7200 | [illegible] | [illegible] | - | OPPOSED | - | X | - | - | - | DIRECT COUPLED | NOTE 1 | NOTE 1 | OPEN | N/A | YES | [illegible] NOTE 2 |

NOTES:
[illegible]

## AIR DEVICE DATA

| TAG | TYPE | SYSTEM | FLOW | DAMPER | FINISH | COMMENTS |
|---|---|---|---|---|---|---|
| [illegible] | [illegible] | SUPPLY | [illegible] | [illegible] | WHITE POWDER COAT | [illegible] |
| [illegible] | [illegible] | RETURN | - | [illegible] | WHITE POWDER COAT | [illegible] |

## DUCT MATERIAL, CONSTRUCTION, AND INSULATION DATA

| SYSTEM NUMBER | SYSTEM DESCRIPTION / LOCATION | DUCTWORK: MATERIAL | PRESS. CLASS | SEAL CLASS | INSULATION: TYPE | THICKNESS | MATERIAL | JACKET | COMMENTS |
|---|---|---|---|---|---|---|---|---|---|
| [illegible] | SUPPLY - [illegible] DUCTWORK | GALV. STEEL | +2" | A | WRAP | 2" | FIBERGLASS | FSK | |
| [illegible] | RETURN - INTERIOR DUCTWORK | GALV. STEEL | -2" | A | WRAP | 2" | FIBERGLASS | FSK | |

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

M3

1 DETAIL - DUCT PENETRATION, NON-FIRE RATED WALLS ONLY
M6.01 NO SCALE

2 DETAIL - RECTANGULAR BRANCH DUCT TAKE-OFF - MAX +3" WG/2500 FPM
M6.01 NO SCALE

3 DETAIL - RECT. RETURN AIR BRANCH DUCT CONN. MAX - 3" WG/2500 FPM
M6.01 NO SCALE

4 DETAIL - ROUND DUCT TAKE OFF - +2" WG AND BELOW
M6.01 NO SCALE

5 DETAIL - FLEX CONNECTION AT DIFFUSER/GRILLE
M6.01 NO SCALE

6 DETAIL - PACKAGED ROOFTOP UNIT MOUNTING
M6.01 NO SCALE

SPECIFICATIONS:

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

M6

# ELECTRICAL KEY TO SYMBOLS & ABBREVIATIONS

GENERAL PROJECT NOTES
REFERENCE SYMBOLS
ABBREVIATIONS
STANDARD MOUNTING HEIGHTS
MISCELLANEOUS
ONE LINE SYMBOLS
POWER
COMMUNICATIONS
FIRE ALARM SYSTEM
SECURITY - ACCESS
GROUNDING
RECEPTACLES
LIGHTING & SWITCHES
WIRING

ISSUED FOR BID
NOT FOR CONSTRUCTION

ICON FREEZER FARM

E.0

## GENERAL POWER NOTES:

## NEW WORK NOTES:

1 ELECTRICAL NEW WORK PLAN

2 ELECTRICAL ROOF NEW WORK PLAN

ICON FREEZER FARM

ISSUED FOR BID
NOT FOR CONSTRUCTION

E2.

NEW WORK NOTES:

1. [illegible]
2. [illegible]

FEEDER SCHEDULE

| FEEDER TAG | NUMBER OF CONDUITS | SIZE OF CONDUIT | NUMBER & SIZE OF CONDUCTORS PER CONDUIT |
| --- | --- | --- | --- |
| [illegible] | [illegible] | [illegible] | [illegible] |

1 SINGLE LINE DIAGRAM OF PANEL [illegible]

NOTES: [illegible]

2 WALL SLEEVE

4 CONDUIT ROOF PENETRATION

NOTES: [illegible]

3 WALL SLEEVE

ICON FREEZER FARM

ICON

ELECT SINGL DIAG AND

E3.

ISSUED FOR BID
NOT FOR CONSTRUCTION

ICON FREEZER FARM

**ISSUED FOR BID**
**NOT FOR CONSTRUCTION**

E8.

EXHIBIT E

ROOF PLAN

SMITH STREET
EXISTING TRANSFORMER.
EXISTING MAIL BOX.
EXISTING ROOF DRAINAGE STRUCTURES.
155.7'
80.0'
484.21'
LINE OF EXISTING CANOPY ABOVE
37.75' +/-
175.5' +/-
30.0' FRONT YARD SETBACK
S 84° 27' 45" W
EXISTING STORAGE OF TOXIC/HAZARDOUS MATERIALS LOCATION. COVERED UNDER THIS APPLICATION
A
SP-100
122'-0"
OLD ROOF
EXP JOINT
EXISTING ONE STORY MASONRY BUILDING
F.F.E. 100.24'
EXIST. TRAP BOX
EXIST. TRAP BOX
284.9'
EXISTING 6'-0" HIGH CHAIN LINK FENCE WITH VINYL SLATS TO REMAIN.
ISTING DRAINAGE GRATE
EXISTING GAS SERVICE TO REMAIN.
EXISTING ELECTRIC TRANSFORMER ON CONCRETE PAD TO REMAIN.
APPROXIMATE LINE OF ELECTRIC SERVICE TRANSFORMER.
RET. WALL
RET. WALL
EXISTING CONCRETE PAD
MANHOLE (FILLED W/ SAND)
19.0' SIDE YARD SETBACK
390.21'
N 05° 23' 15" W
413.42'
FENCE 4.3'W
EXISTING CONCRETE TRASH COMPACTOR PAD TO REMAIN IN EXISTING LOCATION.
NOW OR FORMERLY: NEWBANY CORPORATION
EXISTING DIESEL GENERATOR WITH BASE TANK (+/- 7.16T'x18.5' WITH SUBBASE TANK 6.16T'x20.0'). NOT PART OF THIS APPLICATION
APPROXIMATE LINE OF DIESEL GENERATOR WITH BASE TANK (+/- 4.5'x17.0') NOT PART OF THIS APPLICATION
APPROXIMATE LINE OF DIESEL GENERATOR WITH BASE TANK (+/- 5.83'x25.0') NOT PART OF THIS APPLICATION
SITE PLAN
SCALE: 1" = 60.0'
NORTH

NOTES.

DIKE CONTAINMENT CALCULATIONS

- 1,150 GAL. CONTAINMENT (1,000x115%)
- 1,100 GAL. = 153 CU.FT.
- (17'-1"x35'-6")-(4'X11'X 2 FOR 6EN
  CONTAINMENT AREA
  = 518 SQ.FT. x 6" HI CURB
  = 259 CU.FT.

PUMP CAPACITY 100 GPM
1930 GAL. STORM DETENTION/100 =

#3 HOOKED DOWEL BAR AT 24" O.C.
#3 BAR CONTINUOUS
PROVIDE 1" RADIUS.
EPOXY COATING WITH INTEGRAL COVE. EXTEND UP CURB.
6"
6"
CREATE 1" RADIUS COVE WITH STONESET PMS MORTAR

SCHEDULE “A”

IDA REAL PROPERTY TAX ABATEMENTS

Tax Savings for property with physical address of:

123 Smith Street		April 17, 2013
Farmingdale, 11735
SCTM# 0100 002.00 01.00 011.002

Assuming:

Assessed Value of:	169900

2012/2013 Tax without Exemption		399,334

2012/2013 Tax Rate of:	218.9689

Rate Increment of:	2.00%

PILOT number of years	15

Abatements starting at	100%

Number of Years	Abatement %	PILOT %	Estimated Taxes To be Paid	Estimated Savings

1	100.0%	0.0%	$27,306	$379,469
2	93.3%	6.7%	53,231	361,133
3	86.6%	13.4%	80,217	341,888
4	79.9%	20.1%	108,248	321,753
5	73.2%	26.8%	137,379	300,676
6	66.5%	33.5%	167,668	278,602
7	59.8%	40.2%	199,099	255,551
8	53.1%	46.9%	231,731	231,465
9	46.4%	53.6%	265,625	206,289
10	39.7%	60.3%	300,767	180,039
11	33.0%	67.0%	337,220	152,656
12	26.3%	73.7%	375,049	124,079
13	19.6%	80.4%	414,239	94,325
14	12.9%	87.1%	454,857	63,332
15	6.2%	93.8%	496,975	31,032

Estimate Taxes to be paid			$3,649,611

Estimated Savings				$3,322,289